Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Forms S-1/A (No. 333-152652) and Form S-8 (No. 333-159883) of Liberator Medical Holdings, Inc., of our report dated December 29, 2011, with respect to the consolidated financial statements of Liberator Medical Holdings, Inc., which report appears in this Annual Report on Form 10-K of Liberator Medical Holdings, Inc., for the year ended September 30, 2011.

/s/ Crowe Horwath LLP
Crowe Horwath LLP
Fort Lauderdale, Florida
December 29, 2011